UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
December 6, 2005
SUN NEW MEDIA INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-26347	410985135
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
P.O. Box 297
1142 South Diamond Bar Boulevard
Diamond Bar, California 91765
(Address of principal executive offices)
Registrant’s telephone number, including area code:
1-888-865-0901 ext. 322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On December 6, 2005, Sun New Media Inc. (“SNMI”) entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with Sun Media Investment Holdings Limited (“SMIH”). The Purchase Agreement provides that SNMI will issue 2,008,929 shares of SNMI common stock in exchange for 75,000,000 ordinary shares of Sun Business Network Ltd. (“SBN”). As a result of the transaction, SNMI will acquire approximately 10.15% of SBN’s outstanding ordinary shares.
     The closing of the transaction pursuant to the Purchase Agreement is subject to certain closing conditions and is expected to close during the first quarter of 2006.
     The Purchase Agreement is attached hereto as Exhibit 2.1 and a copy of the press release announcing the acquisition of a larger stake in Sun Business Network Ltd. and access to nationwide fiber-optic network is attached hereto as Exhibit 99.1.
Item 3.02 Unregistered Sales of Equity Securities
     Pursuant to the Purchase Agreement described in Item 1.01 above, SNMI will issue up to 2,008,929 shares of SNMI common stock to SMIH. The issuance of such shares has not been registered under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from registration provided by Regulation S and Section 4(2) of the Act.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

Exhibit No.	Description
2.1	Sale and Purchase Agreement dated December 6, 2005 by and between Sun New Media Inc. and Sun Media Investment Holdings Limited

99.1	Press Release dated December 6, 2005 announcing the acquisition of a larger stake in Sun Business Network Ltd. and access to nationwide fiber-optic network

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 8, 2005

SUN NEW MEDIA INC.
By:	/s/ Clarence Lo
Clarence Lo, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Sale and Purchase Agreement dated December 6, 2005 by and between Sun New Media Inc. and Sun Media Investment Holdings Limited

99.1	Press Release dated December 6, 2005 announcing the acquisition of a larger stake in Sun Business Network Ltd. and access to nationwide fiber-optic network